EXHIBIT 10.23

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

## ORDER INFORMATION

# I-Link Document Content ID Number:

| | |
|---|---|
| Internal Customer Order? Yes ☐ No ☒ If "Yes", PO #: | Qwest CyberCenter Location: Sterling I |
| New Account: ☐ Existing Hosting Account #: **60-115537** | Contract Length: 1 Year |
| | Customer Invoice/Discount Group ID #: **137297** |
| Select service actions needed on this form: (check all that apply.) | QCentral Sales Opportunity ID: **5253766** |
| Install items: ☒ Disconnect items: ☐ Change Pricing of items: ☐ (see order line item dropdown to specify items) | QCentral Credit Approval ID: **2150422** |
| Full Hosting Disconnect: ☐ | Promo Code: INDICATE PROMO CODE ON ITEM-BY-ITEM BASIS BELOW. |
| Records/Admin/Contract Change Click to Choose<br>If "Other": | OMR Number: (mandatory for non-standard pricing) |
| Customer Desired Turn-Up Date: **PLEASE SEE COMMENTS ON LAST PAGE FOR INSTALL SCHEDULE** (Billing will commence on the actual turn-up date or the Customer desired date, whichever is later.) | **Qwest Hosting Services Product ordered as part of this solution:**<br>Domestic Hosting: (H2) Yes ☒ No ☐<br>Storage: (S2) Yes ☐ No ☒<br>Managed (SOW) Services: Yes ☐ No ☒<br>Disaster Recovery Services: Yes ☐ No ☒<br>Hosting Cross Connects: Yes ☐ No ☒ |
| Order Date / Customer Signed Date: **09/15/2004** (Date customer signed this form.) | |
| Signed By: (Customer employee name) | |

**Qwest Total Advantage (QTA) QTA Contract Information** (fields for QTA contracts only, if QTA, all fields in RED below and above are mandatory)

| | |
|---|---|
| **QTA Term & Revenue** Commitment<br>**Contract:** Qwest Total Advantage If other, specify: | **Product Code:** QTA POM - Q.ADVAN_Z **If other:** **Note:** If Qwest Total Advantage (QTA), Select the corresponding QTA Revenue Commitment Milestone. |
| **QTA Contract Signed Date:** | **QTA Contract Signed By: (Customer Name)** |

**Contract Code #:** 490012 **Note:** If a Contributory or Recipient Qwest Total Advantage service, enter appropriate QTA contract code. If stand-alone service, enter the product-specific contract code.

Invoice Group: ☐ Add to existing Invoice Group ID: ☐ Establish New Invoice Group *(attach the Invoice Group form)*

Discount Group: ☐ Add to existing Discount Group ID: ☐ Establish New Discount Group

*(If establishing a QTA Master Account, identify the headquarters account above)*

**Note:** Do not use this form to establish a Related Entity Discount Group, use the Related Entity Discount Group Request Form

New Account Set-up-QTA only: Will customer have QC service contributing to their monthly commitment? ☐ Yes ☐ No *(If yes complete and attach the QC Record Order Request form and submit to the QC ordering hub).*

| PRIMARY CUSTOMER CONTACT | | CUSTOMER BILLING ADDRESS | |
|---|---|---|---|
| Company Name: **Vocus, Inc.** | | Name: Vocus, Inc. | |
| Customer Contact Name: **Ryan Rohaley** | | Address: | |
| Address: **4296 Forbes Blvd.** | | City: | |
| City: **Lanham** | | State: | Zip: |
| State: **MD** | Zip: **20706** | Phone Number | |
| Phone #: **301-683-6016** | Fax #: | Fax: | |
| User access password (optional): | | | |

| ADMINISTRATIVE CONTACT | TECHNICAL CONTACT (PRIMARY) | TECHNICAL CONTACT (SECONDARY) |
|---|---|---|
| Name: Bob Lentz | Name: Ryan Rohaley | Name: |
| Phone:301-683-6000 | Phone:301-683-6016 | Phone: |
| Pager: | Pager: | Pager: |
| Cell Phone: | Cell Phone: | Cell Phone: |
| Email: rlentz@vocus.com | Email: rrohaley@vocus.com | Email: |

| QWEST Sales Representative Information | | Partner/Affiliate/Reseller Name: |
|---|---|---|
| Sales Rep Name: **Joshua Anzaroot** | Sales Channel ID: NBA Major | Partner Rep Name: |
| Sales Rep ID: **U405** | Sales Group ID: **GECEARLN** | Partner Rep ID: |
| Sales Rep Phone #: 703-363-2251 | Comment: | Partner Rep Phone #: |
| Sales Rep E-Mail: joshua.anzaroot@qwest.com | | Partner Rep E-Mail: |
| Sales Manager Name: **Bob Kelley** | | Partner Group ID: |

| QIS Sales Representative Information (Order contact if different from or in addition to Sales Rep Information) | |
|---|---|
| Name: **Stephen Gropp** | E-mail: **stephen.gropp@qwest.com** |
| Phone #: **703-363-2267** | Cell Phone: **703-801-1087** |

| ACCOUNT CONSULTANT/RESPONSIBLE INDIVIDUAL (Order contact if different from or in addition to Sales Rep Information) | | |
|---|---|---|
| Name: **Thomas Lawlor** | Phone #: **877-277-7937 ext.15228** | E-mail: **thomas.lawlor@qwest.com** |

| QWEST ENGINEERING CONTACT INFORMATION | |
|---|---|
| **SE / PE** | **SME** |
| Name: **Carlos Heredia** | Name: |
| Phone: **703-363-2270** | Phone: |
| Pager: | Pager: |
| Cell Phone: | Cell Phone: |
| Fax: | Fax: |
| Email: **CARLOS.HEREDIA@QWEST.COM** | Email: |

1	Revised 7/23/2004

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

2	Revised 7/23/2004

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

3	Revised 7/23/2004

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

6. Alternate network carrier are allowed on an ICB basis or for services Qwest does not provide.

4	Revised 7/23/2004

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

5	Revised 7/23/2004

QWEST DEDICATED HOSTING SERVICES, INTERNET MASTER SERVICE or QWEST TOTAL ADVANTAGE AGREEMENT HOSTING SERVICES-DEDICATED HOSTING, MANAGED TAPE BACKUP AND INTERNET ACCESS ORDER FORM

7	Revised 7/23/2004

EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
ARTICLE I. HOSTING COLOCATION TERMS. The terms set forth in this Article I shall apply to all dedicated hosting customers of Qwest. If Customer orders managed hosting service, then the terms set forth in Article II (“Managed Hosting Terms”) shall also apply.
1. DEFINITIONS. Except as set forth in this Section 1 or as otherwise set forth in this Exhibit H, capitalized terms shall have the definitions assigned to them in the Agreement. Except as otherwise set forth herein, technical terms commonly used in the industry that appear in this Exhibit H shall be so construed.
“Authorized Representative” means an employee, agent, contractor or other person that Customer designates in writing as having authority to have access to the CyberCenter and Premises on Customer’s behalf. Customer may, at no additional charge, designate up to three (3) Authorized Representatives who will each be granted CyberCenter facility access badges. Any additional Authorized Representatives will be granted CyberCenter facility access badges at the price set forth in the “Additional Services” section of the Hosting Order Form. Customer may replace an Authorized Representative upon ten (10) business days prior written notice.
“Change Management Order Form” (or “CMO Form”) means a valid Qwest change order form that is submitted by Customer which requests certain additions, changes and deletions to the Services, service components and additional features contained in the Hosting Order Form.
“CyberCenter” means a particular Qwest facility within which the Premises are located.
“Hosting Order Form” means the Order Form detailing the Hosting Services, service components and additional features, including the applicable rates, charges and quantities for each (i.e., the pricing tables) ordered by Customer, as documented in Exhibit H2 and as may be amended in writing by the parties.
“New Charges” means those new MRCs and/or NRCs that are associated with changes or additions that Customer wishes to make to any of its existing Hosting Service.
“Premises” means that area within a CyberCenter in which CPE is installed pursuant to this Exhibit and the Hosting Order Form.
“Software” means software (including third party software) and related documentation, if any, provided by Qwest to Customer in connection with any of the Services.
“Start of Service Date” means the date upon which Qwest makes the applicable Service available for Customer’s use.
2. SERVICE DESCRIPTION. This Exhibit H sets forth the description of Qwest’s Dedicated Hosting service (referred to herein as the “Service” or the “Hosting Service”) as provided pursuant to the Agreement. Except for any changes made to the Hosting Order Form pursuant to Section 6.2 of this Exhibit H, all terms and conditions of this Exhibit H and the Hosting Order Form (Exhibit H2) and the Agreement entered into between the parties shall prevail over any conditions in any other Order Form, Customer purchase orders, payments or other forms.
A detailed, technical description of the Hosting Service and its various components (the “Service Description”), which is subject to change at Qwest’s sole discretion, is available upon request from the Qwest sales representative. The Service Description is subject in all respects to the Agreement between Customer and Qwest. In addition to the termination remedies set forth in the Agreement, Customer may terminate this Exhibit without liability (other than for charges accrued but unpaid as of the termination date) upon thirty (30) days prior written notice if Qwest materially and adversely changes the Service Description, so long as written notice of such termination is delivered to Qwest within thirty (30) days of the effective date of such material adverse change. If Customer does not deliver such notice to Qwest within the specified period, Customer will be deemed to have waived its right to terminate this Exhibit.
In general, the Service is comprised of the following service components and features and will vary depending upon those Services, features and components that Customer orders pursuant to the Hosting Order Form:
(a) CyberCenter Facilities — the structure, equipment and systems that make up the CyberCenter includes monitoring systems, power distribution, storage and backup infrastructure, LAN/WAN connectivity equipment, heating/ventilating/air conditioning (HVAC) systems and fire detection and suppression systems provided for the delivery of the Service.
(b) Space — the Service includes the physical space (e.g. rack, cage, cabinet) which is provided for the installation and operation of the CPE.
(c) Power — all Premises are provided with standard amounts of power in order to power the CPE, as more fully detailed in the Service Description. Power circuits may be ordered for multiple diverse feeds and/or for high power consumption CPE.
(d) Managed Services — the management, consulting or administration services provided by Qwest, as more fully described in Article II (“Managed Hosting Terms”).
(e) Monitoring Services — the systems and personnel required to provide monitoring of CPE, which may include system checks, network hardware checks and other monitoring services.
(f) Notification and Reporting — the Service includes notification service of various Service-related events, including monitoring services and informational reports (e.g., bandwidth utilization, web server statistics and trouble ticket tracking).
(g) Internet Bandwidth — the Service includes a high-speed network connection to the Internet via an Ethernet LAN connection from the CPE to either the Qwest backbone (if Service is provided at an Out of Region CyberCenter) or to the GSP backbone (if the Service is provided at an In Region CyberCenter).
(h) 24x7 Call Center and Customer Support — the Service includes problem management systems and personnel which are available 24x7x365.

1	© 2002 Qwest Communications Corporation.
CONFIDENTIAL

EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
(i) Other Services — additional services may include wiring cross-connects to other network services (e.g., frame relay or ATM networks), domain name registrations and transfers, and other ancillary services. In addition, Customer may also order certain data storage services from Qwest, which are provided pursuant to a separate Service Exhibit.
All Service is subject to facilities and capacity availability. Prior to providing Service, a completed Hosting Order Form (if not already completed and attached hereto as Exhibit H2) must be submitted by Customer and accepted by Qwest. Qwest reserves the right to reject any Hosting Order Form in its reasonable discretion. All accepted Hosting Order Forms shall be governed by the terms of the Agreement and this Exhibit H.
3. HOSTING TERMS.
3.1 PREMISES.
(a) License Grant. Qwest hereby grants to Customer a limited, personal, non-exclusive, non-transferable license (“License”) to access the CyberCenter as reasonably necessary in order to install, maintain and operate Customer’s CPE and the Customer Web Site (if applicable) within the Premises. Customer and its Authorized Representatives shall access and use the CyberCenter and Premises only for the foregoing purposes and to interconnect with Qwest’s network. Customer has not been granted any real property interest in the Premises or CyberCenter and has no rights as a tenant or otherwise under any property or landlord/tenant laws, rules or regulations. The following items are prohibited in the CyberCenter: explosives, tobacco-related products, weapons, cameras (e.g., video, web, etc.), video tape recorders, flammable liquid or gases or similar materials, electro-magnetic devices, or other materials or equipment that Qwest, at any time and at its sole discretion, deems prohibited. Customer and its Authorized Representatives shall not alter or tamper with any property or space within the CyberCenter. Customer is solely responsible for assessing its own computer and transmission network needs and the results to be obtained therefrom. The License is co-terminus with the term of Service ordered hereunder and is subject and subordinate to the underlying ground or facilities lease or other superior right by which Qwest has acquired its interest in the CyberCenter. Neither the License, nor the use of the CyberCenter or payment of any charges by Customer shall: (a) create or vest in Customer any easement or other property right, including any roof or subfloor rights, of any nature in the Premises or CyberCenter; nor (b) limit or restrict Qwest’s right to access, operate and use the Premises, CyberCenter and facilities therein. Any additional access or property rights including, but not limited to, any roof or subfloor rights shall be contemplated and granted under separate agreement.
(b) Access to Premises. Customer and its Authorized Representatives shall comply with the requirements of any lease, rules and regulations of Qwest or its lessor, including, but not limited to, the Qwest Standards for Facility Security and Rules of Conduct (the “Standards”). A current copy of the Standards, which are subject to change at Qwest’s sole discretion, is available upon request from the Qwest Call Management Center. Only Authorized Representatives shall be permitted to access the Premises and the CyberCenter on Customer’s behalf. Qwest, at its sole discretion may refuse to allow an Authorized Representative to enter the CyberCenter. Authorized Representatives entering the CyberCenter in order to access the Premises may, at Qwest’s sole discretion, be required to be accompanied by an authorized employee or agent of Qwest (the “Escort”). All of Customer’s work in the CyberCenter and Premises shall be performed in a safe and workmanlike manner. Customer’s work operations in and around the Premises may be suspended if, in Escort’s sole discretion, any hazardous conditions arise or any unsafe or insecure practices are being conducted by an Authorized Representative. Customer shall defend, indemnify and hold harmless Qwest, its affiliates, and contractors from any claims, liabilities, costs and expenses (including reasonable attorney’s fees), arising out of or related to any damages caused by Customer, its Authorized Representatives, employees, agents and contractors to any part of the CyberCenter, Qwest’s equipment or equipment of Qwest’s customers.
3.2 CPE.
(a) CPE and Software Ordering. Except as set forth in the Service Description or unless the parties agree in writing otherwise, Customer is solely responsibility for the ordering, installation, operation and Service compatibility of all CPE required to enable Customer to receive the Service. Prior to installation and thereafter upon Qwest’s reasonable request, Customer will provide Qwest an updated list of all CPE installed or to be installed in the Premises. If requested by Customer, Qwest shall, subject to availability and on Customer’s behalf, obtain certain CPE (which also may include Software and/or other materials). Any CPE provided to Customer by Qwest shall be provided pursuant to the terms and conditions of a separate agreement or order form. Customer shall purchase the CPE and/or Software, as applicable, from Qwest and pay to Qwest all charges associated therewith, including any applicable shipping charges. If any CPE or Software not provided by Qwest impairs Customer’s use of any Service: (a) Customer shall remain liable for the payment of all Service charges; and (b) any applicable Service specifications or service levels may not apply. All CPE and Software provided by Qwest are subject to the terms, rights and warranties set forth in the manufacturer’s or publisher’s warranty or end-user license applicable to such CPE or Software, with no warranty of any kind from Qwest. Customer grants Qwest a security interest in the CPE and other Customer property located in the CyberCenter for purposes of securing any amounts owed by Customer to Qwest.
(b) Installation and Changing of CPE. Except as otherwise set forth in the Service Description, Customer shall engineer, furnish, install and test, at its sole cost and expense, all CPE. If, however, Qwest is installing CPE on Customer’s behalf, then certain provisions of this Subsection may not apply. Prior to installing CPE (“CPE Installation”) or making any CPE or logical configuration changes (“CPE Change”), Customer must so notify Qwest in writing. In the case of CPE Installation, Customer must submit engineering plans and specifications (“CPE Installation Plans”) pertaining to the CPE Installation for Qwest’s approval in the form required by Qwest. In the case of CPE Change, Customer must advise Qwest in writing of the nature of such CPE Change and may not attempt to make such CPE Change until Qwest approves such CPE Change in writing. Qwest shall notify Customer of its approval of such CPE Installation Plans or CPE Change as soon as commercially reasonable (which in some cases will be immediate approval, but will not be later than five (5) business days after receiving Customer’s written notice). In the case of CPE Installation, Qwest shall also provide a written response (“Qwest Response”) that will include space assignment, any applicable NRCs in order to prepare the CyberCenter or Premises for Customer’s use (such as custom wiring, custom construction of cage or dividing walls, etc.), and the date when the Premises will be ready for installation of the CPE. CPE Installation and any CPE Changes shall not begin until Qwest grants permission to commence same and may, at Qwest’s sole discretion, be under the direct supervision of an Escort. All CPE shall be clearly labeled with Customer’s name and contact information. Upon completion of CPE Installation, Customer shall remove all installation material from the CyberCenter and Premises and shall restore same to their pre-installation condition.

2	© 2002 Qwest Communications Corporation.
CONFIDENTIAL

EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
(c) Maintenance. Qwest will conduct routine, scheduled maintenance within its CyberCenters as set forth in the SLA, during which time the CPE may be inaccessible by Customer or unable to transmit or receive data. Unless Qwest expressly agrees otherwise in writing, Qwest shall have no obligation to maintain the CPE and/or any Customer software.
(d) CPE Relocation. Qwest may, upon thirty (30) days prior written notice, relocate any CPE (“Non-Emergency CPE Relocation”) and will use commercially reasonable efforts relocate such CPE to a location which will afford comparable environmental conditions and accessibility. The parties will work together in good faith to minimize any potential, resulting disruption of Service. If an emergency event requires the immediate rearrangement or relocation of CPE (“Emergency CPE Relocation”), Qwest may rearrange or relocate the CPE (with the same care used by Qwest in handling its own equipment) as is reasonably necessary to respond to the emergency, and Customer authorizes Qwest to take such remedial actions. Qwest shall use reasonable commercial efforts to notify Customer prior to performing the necessary Emergency CPE Relocation. Notwithstanding the foregoing, in the event of an emergency in the CyberCenter, Qwest’s work shall take precedence over Customer’s operations in the Premises. Qwest will bear the cost of any Emergency CPE Relocation of any Non-Emergency CPE Relocation and will reimburse Customer for any direct damages caused to the CPE as a result of the CPE relocation where such damage is the result of Qwest’s gross negligence or willful misconduct.
(e) Qwest Inspection and Remedial Rights. Qwest may (but is not obligated to) make periodic inspections of CPE (“CPE Inspection”) upon reasonable advance notice to Customer, and Customer shall have the right to be present during CPE Inspection. If, however, such prior notice is not commercially practicable, Qwest may make such CPE Inspection immediately, but shall thereafter provide notice of the CPE Inspection to Customer. The making of, or failure to make, CPE Inspections shall not give rise to any new, or alter any existing, obligations or liabilities of the parties under this Exhibit H. If the CPE is not installed and maintained in accordance with the terms of this Exhibit H, and Customer has not corrected such non-compliance within ten (10) days after receipt of notice thereof from Qwest, Qwest may either: (i) suspend the Services; or (ii) correct such non-compliance at Customer’s expense. If such condition poses either an immediate safety threat to people or an immediate threat to Qwest’s CyberCenter or network facilities, Qwest may, immediately and without notice perform such work and take such action that it deems reasonably necessary (“Corrective Action”). If Qwest engages in such Corrective Action, Qwest shall not be liable for any CPE damage or Service interruption. As soon as practicable after taking such Corrective Action, Qwest will so notify Customer in writing and Customer shall reimburse all expenses reasonable incurred by Qwest in connection therewith.
(f) Removal of CPE. Within ten (10) calendar days of the expiration or termination of this Exhibit or the Agreement, Customer shall: (i) remove all CPE (including any other Customer property located in the CyberCenter, but excluding any CPE that is owned or leased by Qwest) from the CyberCenter at its own cost and expense (except where Qwest provides such CPE removal service in the case of certain managed services ordered by Customer, as defined in the Service Description); and (ii) return to a Qwest CyberCenter employee any CPE that is owned or leased by Qwest. If Customer fails to remove its CPE as required by this Subsection, Qwest may, upon ten (10) calendar days written notice, either (a) return such CPE to Customer’s address set forth in the Agreement; or (b) deem such CPE to be abandoned and move any such CPE to secure storage, and/or liquidate or otherwise dispose of the CPE in any commercially reasonable manner. If Qwest elects to pursue any of these remedies, Qwest shall have no liability to Customer and Customer shall bear risk of loss and shall be responsible for all associated costs and expenses (including reasonable attorneys’ fees). Notwithstanding anything to the contrary contained in this subsection, if Customer owes Qwest an outstanding balance at the expiration or termination of this Exhibit or the Agreement, Qwest may, in addition to the foregoing remedies, retain any CPE or other Customer property located in the CyberCenter and, upon ten (10) calendar days written notice to Customer, sell them to satisfy such unpaid sums. Any proceeds of such sale that remain after costs of sale (including reasonable attorneys’ fees) and satisfaction of any outstanding balance owed by Customer to Qwest will be returned to Customer.
3.3 MISCELLANEOUS.
(a) Insurance. In order to provide Customer with physical access to the CyberCenter and proximity to equipment owned by third parties, Customer shall at all times during the Term of this Exhibit, at its own cost and expense, carry and maintain the following insurance coverage with insurers having a minimum “Best’s” rating of A VII (A-7):
(i)	“All Risk” Property insurance covering all CPE located in the Premises in an amount not less than its full replacement cost;

(ii)	Commercial General Liability insurance covering claims for bodily injury, death, personal injury or property damage (including loss of use) occurring or arising out of the license, use or occupancy of the CyberCenter or Premises by Customer, including coverage for premises-operation, products/completed operations and contractual liability with respect to the liability assumed by Customer hereunder. The limits of insurance shall not be less than: (1) Each Occurrence — $2,000,000, (2) General Aggregate — $4,000,000, (3) Products/Completed Operations — $2,000,000, and (4) Personal & Advertising Injury - $2,000,000;

(iii)	Professional Liability insurance (including Multimedia Errors & Omissions insurance) insuring against any liability arising out of the use or publication of the Customer Data or the Customer Web Site at the CyberCenter. Such insurance shall be in the amount of $2,000,000. Such insurance shall provide a retroactive date prior to the date of this Agreement and an extended reporting period of not less than three (3) years after the termination of this Exhibit;

(iv)	Workers’ Compensation insurance with statutory limits as required in the state(s) of operation; and providing coverage for any employee entering onto the Premises, even if not required by statute. Employer’s Liability or “Stop Gap” insurance with limits of not less than $100,000 each accident; and

(v)	Comprehensive Automobile Liability insurance covering the ownership, operation and maintenance of all owned, non-owned and hired motor vehicles used in connection with this Agreement, with limits of at least $1,000,000 per occurrence for bodily injury and property damage.
The insurance limits required herein may be obtained through any combination of primary and excess or umbrella liability insurance. If applicable, Customer shall require its subcontractors and agents to maintain the same insurance. Customer shall forward to Qwest certificate(s) of such insurance upon the effectiveness of this Agreement and upon any renewal of such insurance during the Term. The certificate(s) shall provide that: (i) Qwest Communications Corporation (and its participating affiliates) be named as additional insured as their interest may appear with respects the Agreement; (ii) thirty (30) days prior written notice of cancellation, material change or exclusion to any required policy shall be given to Qwest; and (iii) coverage is primary and not excess of, or contributory with, any other valid and collectible insurance purchased or maintained by Qwest.

3	© 2002 Qwest Communications Corporation.
CONFIDENTIAL

EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
(b) Qwest Control. Customer may access a wide variety of network management, billing, and reporting tools via Qwest Control, a proprietary web-based communications management platform that allows customers to control many aspects of its networked services (including, Hosting Service). Qwest Control allows customers to access these communications management tools via a secure Web site (https://control.qwest.com) on a 24x7x365 basis. In order to access and use Qwest Control, Customer will need: (i) to review and agree to the terms of the Qwest Control user agreement posted at https://control.qwest.com (“User Agreement”); (ii) a personal computer with Internet access and a web browser; and (iii) an enterprise ID, user name, and a password (which will be provided by Qwest). By accessing the Qwest Control site or using the Qwest Control service, Customer agrees to abide by all of the terms of the User Agreement.
4. OBLIGATIONS OF THE PARTIES.
4.1 Customer agrees that during the Term of the Agreement, Qwest may publicly refer to Customer, orally and/or in writing, as a dedicated hosting customer of Qwest (e.g., sample client list), and upon termination of the Agreement, Qwest’s right to publicly refer to Customer as a dedicated hosting customer shall terminate. Any other public reference to Customer by Qwest shall require the express written consent of Customer.
4.2 Subject to reasonable availability and in connection with the Service, Qwest shall, at Customer’s reasonable request, assign Internet address space and/or order domain names for the benefit of Customer, and Qwest will route those addresses on Qwest’s network; it being understood and agreed that neither Customer nor any of its End Users shall have the right to route these addresses. Qwest shall retain ownership of all such IP addresses, and upon termination of this Exhibit, Customer’s access to such IP addresses shall terminate. Customer shall directly pay any MRCs and NRCs associated with the domain names to the domain name registrar.
5. TERM. The term of this Exhibit H shall commence upon the Effective Date of the Agreement (or, if applicable, an amendment to the Agreement if this Exhibit H is added to the Agreement after its Effective Date) and conclude upon the expiration or termination of the last-to-expire (or terminate) Service ordered hereunder. The term for Service ordered hereunder will commence on the Start of Service Date and will continue for twelve (12) months from the Start of Service Date, unless a longer term commitment is indicated in the Hosting Order Form (the “Minimum Service Term”). After the conclusion of the Minimum Service Term, the Service will automatically renew and remain in effect for consecutive one (1) year renewal terms (“Renewal Term”). Upon written notice to the other party at least sixty (60) days prior to the conclusion any such Minimum Service Term or the Renewal Term, as the case may be, either party may terminate the Service associated with this Exhibit. If Customer was granted a discount or waiver of any NRCs hereunder based upon Customer’s Minimum Service Term commitment (an “NRC Discount”) and if the Services provisioned hereunder are terminated prior to the conclusion of such Minimum Service Term for reasons other than a default by Qwest, Customer shall pay to Qwest an amount equal to the NRC Discount, in addition to any other applicable charges set forth in the Agreement. If Customer requests a partial turn-down of Service prior to the conclusion of the Minimum Service Term, then Customer shall pay any applicable early Cancellation Charges for the affected Services.
6. RATES.
6.1 PRICING. Customer shall pay all applicable MRCs and NRCs as set forth in the Hosting Order Form (as may be modified by the parties), which will commence billing as of the Start of Service Date. Qwest will not modify the rates set forth in a Hosting Order Form during the first twelve (12) months following the Start of Service Date (“Rate Lock Term”), unless such modification is based upon Regulatory Activity. After the expiration of the Rate Lock Term, Qwest may modify the rates set forth in a Hosting Order Form or eliminate certain components of the Service upon sixty (60) calendar days prior written notice to Customer; provided, however, Qwest may reduce the sixty (60) day notice period, as necessary, if such modification is based upon Regulatory Activity. If Qwest materially increases the rates set forth in a Hosting Order Form, Customer may terminate the affected Service, so long as written notice of such termination is delivered to Qwest within thirty (30) calendar days of the effective date of such change. If Customer does not deliver such notice to Qwest within such thirty (30) day period, Customer will be deemed to have waived its right to terminate the affected Service. All rates and charges for new Hosting Services will be quoted by Qwest on an “individual case basis.” Pricing for non-standard hosting services that are not set forth in the Hosting Order Form and/or the Service Description (including, without limitation, any non-standard professional or consulting service requested by Customer or its Authorized Representative) are provided by Qwest at Qwest’s then-current rates. The rates set forth in the Hosting Order Form do not include any costs associated with CPE, all of which charges shall be additional. If Service is being provided by Qwest at an In Region CyberCenter, then: (i) In Region connectivity to the global Internet is provided by a separate GSP pursuant to the contract between the GSP and Customer; and (ii) a separate MRC for such GSP Services will appear on Customer’s invoices; provided, however, the total Ethernet MRCs for the Hosting Service (i.e., the sum of the GSP MRCs plus the Qwest MRCs) shall equal those MRCs listed under the “Total Ethernet MRCs” column heading of the “Ethernet Pricing Tables,” which is set forth in the Hosting Order Form. The applicable MRCs for the GSP Service provided by the GSP listed under the “GSP MRC” column of the Hosting Order Form are solely for illustrative purposes and for the convenience of the Customer. If Service is not being provided by Qwest at an In Region CyberCenter, then the applicable MRCs (e.g., 1 year, 2 year, etc.) for the Hosting Service provided by Qwest shall be those listed under the “Total Ethernet MRCs” column heading of the “Ethernet Pricing Tables,” which is set forth in the Hosting Order Form, and the GSP Services and MRCs do not apply.
6.2 CHANGES TO HOSTING SERVICE. If Customer wishes to make any “changes” (i.e., modifications and/or additions) to any of its existing Services, Customer may either: (a) contact its designated Qwest sales representative in order to execute a new Hosting Order Form containing such changes and the applicable New Charges, or (b) if Customer is visiting one of Qwest’s CyberCenters, then Customer may complete a CMO Form (which is available in the CyberCenter) requesting such changes and submit it to a CyberCenter employee; provided, however, the such employee shall have no authority to bind Qwest contractually or to quote pricing for any of the requested changes indicated on the CMO Form. Qwest may reject all or any portion of the CMO Form in its reasonable discretion. If accepted by Qwest, those new Services that were changed pursuant to the CMO Form will be subject to New Charges, at the MRCs and NRCs set forth in the Hosting Order Form, and if such MRCs or NRCs are not specified in the Hosting Order Form, then the New Charges will be set forth in a new Hosting Order Form. The effective date for the New Charges will be as of the date that Qwest makes the requested change (and/or addition, as the case may be) in the Services (or service components or additional features, as the case may be). If the requested changes or additions are outside the scope of a standard Order Form or CMO Form, then the parties will execute a mutually agreeable amendment. Under no circumstances may Customer decrease the Ethernet Bandwidth that Customer previously ordered.

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EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
6.3 MISCELLANEOUS. Qwest will not modify the rates set forth in a Hosting Order Form during the first twelve (12) months following the Start of Service Date (“Rate Lock Term”); provided, however, Qwest may modify such rates prior to the expiration of the Rate Lock Term if such modification is based upon Regulatory Activity. After the expiration of the Rate Lock Term, Qwest reserves the right, upon sixty (60) calendar days prior written notice to Customer, to modify the rates set forth in a Hosting Order Form or eliminate certain components of the Service; provided, however, Qwest may reduce the sixty (60) day notice period, as necessary, if such modification is based upon Regulatory Activity. If Qwest materially increases the rates set forth in a Hosting Order Form, Customer may terminate the affected Service, so long as written notice of such termination is delivered to Qwest within thirty (30) calendar days of the effective date of such change. If Customer does not deliver such notice to Qwest within such thirty (30) day period, Customer will be deemed to have waived its right to terminate the affected Service. All rates and charges for new Hosting Services will be quoted by Qwest on an “individual case basis.” Unless the parties shall otherwise agree in writing, Customer shall have sole responsibility for ordering, securing installation and ensuring proper operation of any and all equipment required to enable Customer to receive the Service. Customer shall not be eligible for any discounts or promotional offers other than those specifically set forth in this Exhibit H, the Hosting Order Form or in an attachment to this Exhibit H, all of which shall be signed by Customer and accepted by Qwest.
7. HOSTING COLOCATION SLA. The Internet bandwidth component of the Hosting Service provided hereunder is subject to the general network SLA, which is effective as of the first day of the second month after initial installation of Services. In addition, for dedicated hosting customers with CPE located in a CyberCenter, the Qwest IP Network which is a component when measuring the SLA (i.e., Network Availability, Network Delay and Reporting Level Goals), shall also include all network equipment up to, but not including, the first Customer device which is connected to a Qwest-owned switch. CPE located in a Customer’s rack or cage space is specifically excluded as a component and shall not be factored in when determining the SLA. In addition, the method of notifying dedicated hosting customers that the Service is unavailable (see “Reporting Level Goal” set forth in the SLA) will vary depending upon which level of Service for which Customer contracts (e.g., Qwest will notify Customer via email if providing “enhanced” service, and via email, fax and/or phone if providing “premium” service).
8. BACKUP SERVICE.
8.1 DESCRIPTION OF BACKUP SERVICE. Qwest offers three levels of Backup Service: (a) Basic File Tape Backup (disk to tape); (b) Non-Disruptive Backup (primary to point-in-time copy to tape); and (c) Point-in-Time Copy (Critical availability redundant access — third mirror). Customer may only order “Basic File Tape Backup” (disk-to-tape) service under this Exhibit, which are ordered pursuant to the Hosting Order Form. If Customer wishes to order “Non-Disruptive Backup” or “Point-in-Time Copy” Backup Services, Customer must also purchase Storage Services from Qwest, which are provided pursuant to a separate Service Exhibit. A more detailed, technical description of the Backup Services and its various features and components (the “Backup Service Description”), which is subject to change at Qwest’s sole discretion, is available upon request from the Qwest Call Management Center. The Backup Service Description is subject in all respects to the Agreement between Customer and Qwest. In addition to the termination remedies set forth in the Agreement, Customer may terminate this Exhibit without liability (other than for charges accrued but unpaid as of the termination date) upon thirty (30) calendar days prior written notice if Qwest materially and adversely changes the Backup Service Description, so long as written notice of such termination is delivered to Qwest within thirty (30) calendar days of the effective date of such material adverse change. If Customer does not deliver such notice to Qwest within the specified period, Customer will be deemed to have waived its right to terminate this Exhibit.
8.2 PROVISION OF BACKUP SERVICE. In order to provide Backup Service, Customer must allow Qwest to log onto the Customer’s server at the time of installation to validate the Network Interface Card (NIC) in order to properly configure the Service ordered hereunder, unless Qwest is already provided with root access as a result of providing certain managed Hosting Service. Customer shall notify Qwest of any requested changes to their Hosting Services environment (e.g., reconfiguration of servers, changes in connectivity, Software, operating system, patches, etc.) that may affect the Service provided hereunder. Qwest shall have no responsibility or liability for maintaining or supporting Customer’s applications or monitoring of Customer’s database tables or other internal database features.
8.3 BACKUP SLA. Qwest will restore Customer’s files from off-line storage to on-line storage. The maximum time to commence backup file restoration depends upon the location of the off-line storage media. The Backup SLA and corresponding Service credits are as follows:

Offline Storage Location	Maximum Time to Begin Restore	% of Monthly Invoice Credit
Online Backup	Within thirty (30) minutes of notification to Qwest Customer Care	15%
On-site tape	Within thirty (30) minutes of notification to Qwest Customer Care	15%
Off-site tape	Within two (2) hours of receiving tape from offsite vaulting facility	15%
Credits are stated as a percentage of the MRC associated with the affected Backup Service. Any credits due pursuant to the Backup SLA shall only be applied against the MRCs of the affected Backup Service and shall not apply to any other MRCs or NRCs, including, without limitation, any charges associated with the Hosting Service or any other services provided by Qwest. Service credits will not be available in cases where the Backup SLA is not met as a result of: (i) the negligence, acts or omissions of Customer, its employees, contractors or agents or its end users, including, without limitation, any breach of the above Section 8.1 of this Exhibit H; (ii) the failure or malfunction of equipment, applications or systems not owned or controlled by Qwest; (iii) circumstances or causes beyond the control of Qwest, including instances of Force Majeure; or (iv) scheduled service maintenance, alteration, or implementation (as defined herein). Backup SLAs only apply to Backup Services provided by Qwest. Accordingly, there are no SLAs associated with the availability (or unavailability) of Customer’s applications, or monitoring of Customer’s database tables or other internal database features. In the event that Customer is entitled to multiple credits under the Backup SLAs and the general network SLA arising from the same event, such credits shall not be cumulative and Customer shall be entitled to receive only the maximum single credit available for such event (e.g., Customer shall not be entitled to “double credits” in the event of network unavailability). Notwithstanding the foregoing, Customer may be entitled to separate, overlapping credits in the event of unrelated events affecting the Service. Under no circumstances will Customer be entitled to credits in any one calendar month in excess of charges for thirty (30) days of Service. Customer’s remedies for any and all claims relating to the Service shall be limited to those set forth in the SLA.

5	© 2002 Qwest Communications Corporation.
CONFIDENTIAL

EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
ARTICLE II. MANAGED HOSTING TERMS. In addition to all of the terms of set forth in Article I (“Hosting Colocation Terms”), the following terms set forth in this Article II shall only apply to dedicated hosting customers that order managed hosting services from Qwest.
1. DEFINITIONS.
“Customer Logical Configuration” (or “CLC”) refers to a configuration of components including CPE (e.g., server, load balancer, firewall, and/or other equipment), software and other system elements which are utilized in order to provide the Performance Managed Hosting service (i.e., Redundant Server or ISS). The demarcation point for the CLC begins at the point at which Customer interconnects to the Qwest IP backbone via one or more redundant feeds in a CyberCenter, and spans up to and includes the Customer server(s) and operating system(s). The CLC does not include any Customer application(s).
“Performance Managed Hosting” refers to the dedicated hosting managed service product (currently Performance Service and Performance ISS Service), whereby Qwest manages and monitors the CyberCenter and the CLC, including the operating system(s), but not including any Customer applications (for which Customer is solely responsible for administering, monitoring and managing).
“Performance Service” refers to the cooperating and/or redundant community of servers which are used to provide the same specific data services (e.g., database, web-based, applications). For example, a set of two web servers behind a load-balancing device is providing the same specific data services and therefore constitutes a Performance Service. Specific data services may simply migrate from server to server when one fails or the specific data services may be active on all of the servers in a Performance Service. Customer may have more than one Performance Service in its CLC. The Performance Service includes redundancy and fail-over capabilities that will prevent the failure of individual components from rendering the overall Performance Service non-Operational (as defined above), however, the Performance SLA does not guarantee that the individual elements (e.g., servers, operating systems, networks, firewalls or Internet connections) will not experience malfunctions.
“Performance SLA” collectively refers to: (i) the “99.5% Standard SLA”; (ii) the “99.95% Fault Resilient SLA”; and (iii) the “99.5% Single Server SLA” (as each are more fully described in Section 4 below). Each Performance SLA measures Qwest’s performance regarding delivery of the Performance Service, as measured on the basis of the Performance SLAs goals outlined below.
2. SERVICE DESCRIPTION. In general, “Managed Services” refers to the management, consulting and/or administration services provided by Qwest in connection with the Hosting Service, which may include hardware, software, operating system and application management and administration; management of shared infrastructure services (e.g., storage and content distribution); hourly consulting, time and materials charges and installation assistance. Currently, the various offerings of Managed Service are “Managed Hosting,” “Performance Managed Hosting,” “Premium Managed Hosting,” “Application and Database Support,” and “Network Device Management.” A detailed, technical description of the Managed Hosting Service and its various components are set forth in the Service Description, as more fully described in Article I, Section 2.
3. ADDITIONAL HOSTING TERMS.
3.1 PREMISES. If Customer orders certain Managed Services that requires the installation of Software and/or equipment, Customer hereby grants Qwest permission to install and implement such Software and equipment that is reasonably necessary in order to properly access and monitor the CPE and Customer Web Site in the course of providing such Service.
3.2 SOFTWARE PROVIDED BY QWEST. Customer shall be granted the right to use certain Software (e.g., monitoring or back up agent software) furnished by Qwest in connection with the Managed Service (“Hosting Software”) in consideration for the payment of any applicable charges and in accordance with any accompanying documentation. Qwest makes no representations or warranties with respect to the Hosting Software. Qwest will pass through and assign to Customer all rights and warranties provided by third party licensors of the Hosting Software to the extent that such licensors permit such pass through and assignment. Any costs of such assignment shall be borne by Customer. Except as specifically set forth herein, Qwest has no obligation to provide maintenance or other support of any kind for the Hosting Software, including without limitation any error corrections, updates, enhancements or other modifications.
3.3 MAINTENANCE. If Qwest is providing Managed, Performance or Premium Managed Services, then Customer must enter into the applicable vendor maintenance agreement.
4. SLAS APPLICABLE TO PERFORMANCE MANAGED HOSTING. This Section 4 shall only apply those customers that order Performance Managed Hosting service.
4.1 PERFORMANCE SLAS.

PERFORMANCE MANAGED HOSTING
	Performance Service - Redundant Server SLA		Single Server (SS) SLA
SLA	99.5% Standard SLA	99.95% Fault Resistant SLA	99.5% SS SLA

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EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT

PERFORMANCE MANAGED HOSTING
	Performance Service - Redundant Server SLA		Single Server (SS) SLA
SLA	99.5% Standard SLA	99.95% Fault Resistant SLA	99.5% SS SLA
Description	Qwest monitors and manages Customer’s CPE, network connectivity, and operating systems. Customer manages and administers applications (refer to Qwest Detailed Service Description for complete detail). Depending upon which Performance Managed Hosting service Customer orders, the Performance Managed Hosting Services will be “Operational”: (a) 99.5% of the time (i.e., downtime of no more than 219 minutes per month); or (ii) 99.95% of the time (i.e., downtime of no more than 22 minutes per month). For every hour of Service outage beyond the allowable threshold (i.e., 219 and 22 minutes), Qwest will pay one day’s credit on Customer’s entire CLC.		Qwest monitors and manages Customer’s CPE, network connectivity, and operating systems. Customer manages and administers applications (refer to Qwest Detailed Service Description for complete detail). Performance Managed Hosting-SS will be operational 99.5% of the time (i.e., downtime of no more than 219 minutes per month). For every hour of Service outage beyond the allowable threshold, Qwest will pay one day’s credit on each affected server (as more fully described herein).

Requirements	Customer must comply with all terms set forth in the “SOE” section.	Customer must comply with all terms set forth in the “SOE” section. In addition, if a Customer selects the 99.95% Fault Resilient SLA, Customer must purchase dual network feeds, dual power feeds, dual supported firewalls, dual supported load balancers, dual supported switches, and two or more identical servers sharing loads.	Customer must comply with all terms set forth in the “SOE” section.

Uptime Availability	Uptime service level agreement goal to experience aggregated Outages of no more than: (a) in the case of the 99.5% Standard SLA, 219 minutes per month (219 minutes = (100%- 99.5%) x 60 minutes x 24 hours x 30.42 days); and (ii) in the case of the 99.95% Fault Resilient SLA, 22 minutes per month (22 minutes = (100% - 99.95%) x 60 minutes x 24 hours x 30.42 days). Qwest meets the applicable SLA in the CLC as long as it is Operational for the applicable uptime in the SLA set forth herein as selected by Customer. Qwest will aggregate the number of Operational and Non-Operational minutes for purposes of calculating the applicable SLA. If Customer’s Performance Managed Hosting services in the CLC experience non-overlapping Outages that collectively exceed the stated SLA goal selected by Customer (e.g., 219 total minutes for 99.5% Standard SLA and 22 total minutes for 99.95% Fault Resilient SLA), Customer will be entitled to one SLA credit per CLC (as calculated below).		Uptime service level agreement goal to experience aggregated Outages of no more than 219 minutes per server per month (219 minutes = (100%- 99.5%) x 60 minutes x 24 hours x 30.42 days).

Outages	“Outage” means the simultaneous and continuous failure of one (or more) Performance Managed Hosting services in a CLC installed for usage by the Customer. An Outage will be deemed to occur when the architecture cannot deliver traffic to the Performance Service or there is a server fault in the hardware or operating system making the Performance Service unable to accept traffic. .		“Outage” means the simultaneous and continuous failure of a Customer’s single server in a Customer server configuration. An Outage will be deemed to occur when the architecture cannot deliver traffic to the server or there is a server fault in the hardware or Operating System making it unable to accept the traffic.

Operational	“Operational” means the traffic delivery to and acceptance of traffic from the hardware and operating system(s) of a particular Managed Hosting service is functioning properly in at least one server in each Performance Managed Hosting service, as determined by Qwest’s monitoring and management tools.		“Operational” means the traffic delivery to and the acceptance of traffic from the hardware and operating system(s) of a Customer’s single server is functioning properly, as determined by Qwest’s monitoring and management tools.

Non-Operational	“Non-Operational” means the traffic delivery to and acceptance of traffic from each and every server’s hardware and operating system(s) in that Performance Managed Hosting service is impeded, as determined by failure to respond to Qwest’s monitoring and management tools. If 2 or more Performance Managed Hosting services in a CLC are Non-Operational at the same time, the overlapping amount of such Non-Operational time shall only be counted once for purposes of calculating any Outages (i.e., overlapping minutes are not counted twice).		“Non-Operational” means the traffic delivery to and acceptance of traffic from Customer’s individual server’s hardware and operating system(s) in that Customer’s server configuration is impeded, as determined by failure to respond to Qwest’s monitoring and management tools.

Examples	If Customer selects the 99.5% Standard SLA and Customer’s Performance Services experience 2 separate, non-overlapping Outages of 120 and 130 minutes, respectively, in a given month, then the Outages would be aggregated (i.e., 250 minutes) and since the	If Customer selects the 99.95% Fault Resilient SLA and Customer’s Performance Services experience 2 separate, non-overlapping Outages of 20 and 30 minutes, respectively, in a given month, then the Outages would be aggregated (i.e., 50 minutes) and since the aggregated Outages	If Customer selects the 99.5% SS SLA and a Customer’s single server experience Outages totaling 250 minutes in a given month, Customer would be entitled to one day’s Performance SS MRCs (i.e., 250 Outage minutes — 219 allowable minutes = 31 minutes, which is rounded up to one full hour for purposes of the Performance SLA).

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EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT

PERFORMANCE MANAGED HOSTING
	Performance Service - Redundant Server SLA		Single Server (SS) SLA
SLA	99.5% Standard SLA	99.95% Fault Resistant SLA	99.5% SS SLA
	aggregated Outages exceeded the 99.5% Standard SLA allowable downtime of 219 minutes, Customer would be entitled to one day’s Performance MRCs (i.e., 250 Outage minutes — 219 allowable minutes = 31 minutes, which is rounded up to one full hour for purposes of the Performance SLA) per CLC.	exceeded the 99.95% Fault Resilient SLA allowable downtime of 22 minutes, Customer would be entitled to one day’s Performance MRCs (i.e., 50 Outage minutes — 22 allowable minutes = 28 minutes, which is rounded up to one full hour for purposes of the Performance SLA) per CLC.

Credits	For each cumulative hour (or a portion thereof) that the Outage exceeds the specified SLA associated with the affected Performance Managed Hosting service, Customer may receive an SLA credit per CLC equal to the pro-rata Performance MRCs for one day of the affected Performance Managed Hosting service. Customer is entitled to one credit per SLA in each CLC.		For each cumulative hour (or a portion thereof) that the Outage exceeds the specified SLA associated with the affected server, Customer may receive an SLA credit per server equal to the pro-rata Performance SS MRCs for one day of the affected server.

MRCs	“Performance MRCs” collectively refers to the then-existing: (i) MRCs associated with managing the affected Performance Service; (ii) Ethernet Bandwidth MRCs associated with the dedicated hosting service (as set forth in the Hosting Order Form); and (iii) Rack and/or Cage Space MRCs associated with the dedicated hosting service (as set forth in the Hosting Order Form). Performance MRCs do not include any other MRCs or NRCs, including, without limitation, any other dedicated hosting charges, any charges associated with CPE, or any other services provided by Qwest.		“Performance SS MRCs” refers to the then-existing server monitoring and management MRCs associated with the affected Performance SS server. Performance SS MRCs do not include any other MRCs or NRCs, including, without limitation, any Ethernet Bandwidth MRCs associated with the dedicated hosting service (as set forth in the Hosting Order Form); Rack and/or Cage Space MRCs associated with the dedicated hosting service (as set forth in the Hosting Order Form); other dedicated hosting charges; any charges associated with CPE or any other services provided by Qwest.
4.2 SPOE. All Customers purchasing Performance Managed Hosting service must adhere to the approved CLC configurations and the Performance Managed Hosting standard operating environment(s) (“SOE”) required by Qwest associated with the Performance Managed Hosting service selected by Customer in order to qualify for the applicable SLA set forth in this Section. In order to provide the Performance Managed Hosting Service, Customer shall have shared “root” or “administrator” access to its servers (“Root Access”). All other devices shall be solely managed by Qwest in order that Qwest may provide the Performance Managed Hosting Service to Customer as set forth herein. Customer may not re-configure or re-install any managed devices (e.g. removing or altering a monitoring agent; altering administrative passwords such as shared root, operating system, kernel parameters, system directory structure, or disk partition structure, etc) associated with the Performance Managed Hosting Service. Any such re-imaging shall render the applicable SLA set forth in this Section null and void. Monitoring and management of Customer environments utilizing Customer’s own server image will be on an ICB utilizing the SOE management hours purchased by Customer. Any additional hours required to manage this build above and beyond the SOE management hours allotment will be invoiced at Qwest’s then-current Hosted consultation rates.
4.3 OUTAGES; PROCESSING OF CREDITS. If an Outage occurs, a trouble ticket will be issued. The Outage duration is measured from the time the trouble ticket is opened to the time the affected Performance Managed Hosting service is Operational again. Moreover, for purposes of measuring the duration of any Outage(s), the applicable non-overlapping time periods shall be aggregated each month. Once the Outage is resolved, Customer will be notified and a root cause analysis will be performed. The credits associated with the specific Outage are subject to the terms of this Section. Customer must initiate a written request within five (5) business days of the last day of the month in which the Outage occurred and, upon such request, and at the conclusion of the calendar month, Qwest will measure the cumulative Outages for each affected Performance Managed Hosting service for that calendar month. A credit shall be applied only to the month in which the event giving rise to the credit occurred. Outages spanning month-end will be handled as a single outage and credited appropriately. Any SLA credits will be promptly issued against Customer’s invoice.
4.4 MAXIMUM SERVICE CREDITS; EXCEPTIONS.
(a) Under no circumstances will Customer be entitled to SLA credits in any one calendar month in excess of charges for seven (7) days of (i) Performance MRCs for the affected Performance Service or (ii) Performance ISS MRCs for the affected Performance ISS Service, as applicable. Notwithstanding the foregoing, in the event that, in any single calendar month, Customer would be eligible to receive SLA credits totaling twenty-four (24) or more days (but for the limitation set forth in this Section), then, Customer may, at its option and without penalty, either: (a) cancel the affected Performance Managed Hosting service feature only, but leave this Exhibit H and the remaining dedicated hosting service in full effect; or (b) terminate this entire Exhibit H, including the Performance Managed Hosting and the other dedicated hosting services. In either event, Customer must provide Qwest with written notice of cancellation/termination to the Call Management Center with a courtesy copy to the attention of the General Counsel (at the contact address set forth in the Agreement) within five (5) business days following the end of such calendar month. Such termination will be effective forty-five (45) days after receipt of written notice by Qwest. Customer will be required to pay all outstanding balances, less any SLA credits issued by Qwest, and Customer shall pay any de-install charges applicable to the return of the CPE (e.g., shipping, etc.). Customer’s remedies for any and all claims relating to the Performance Managed Hosting (e.g., interruptions, deficiencies, etc.) shall be limited to those set forth in the SLAs set forth in this Section.

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EXHIBIT H
DEDICATED HOSTING SERVICE DESCRIPTION
QWEST MASTER INTERNET SERVICES AGREEMENT
(b) In the event of a Network-related outage, as defined in the “Network Availability Goal” section of the Network SLA, those specific terms, measurements, SLAs, and remedies shall apply. In the event that Customer is entitled to multiple SLA credits under the SLAs in this Section and the Network SLA arising from the same event, then such SLA credits shall not be cumulative. Customer shall be entitled to receive only the maximum single SLA credit available for such event (e.g., Customer shall not be entitled to “double credits” in the event of network unavailability).
(c) SLA credits will not be available in cases where the SLA in this Section is not met as a result of: (a) the negligence, acts or omissions of Customer, its Authorized Representatives, employees, contractors or agents or its End Users, including, without limitation, the failure of the CLC to adhere to the SPOE or any re-imaging of the servers by Customer; (b) the failure or malfunction of equipment, applications or systems not controlled by Qwest; (c) circumstances or causes beyond the control of Qwest, including instances of Force Majeure; or (d) scheduled service maintenance, alteration, or implementation, including Normal Maintenance (as defined in this Exhibit H). The SLAs set forth in this Exhibit H only apply to Performance Managed Hosting services provided by Qwest. Accordingly, Customer is solely responsible for administering and managing all aspects of its application(s). There are no SLAs associated with the availability (or unavailability), administration, monitoring or management of Customer’s application(s).
4.5 MAINTENANCE WINDOW DEFINITION.
(a) Normal Maintenance. Normal Maintenance shall refer to: (a) upgrades of hardware or software; (b) preventative and necessary maintenance (such as upgrading power supplies), or (c) upgrades to increase capacity. Normal Maintenance while being conducted may degrade the quality of Performance Managed Hosting services provided which may include a disruption of the Performance Managed Hosting services; provided, however, that a disruption related to Normal Maintenance shall not be deemed to be an Outage. Normal Maintenance shall be undertaken at a time mutually negotiated and agreed upon by Customer and Qwest during implementation. For maintenance not covered under mutually agreed upon Normal Maintenance hours, Qwest shall provide two (2) days prior notice.
(b) Urgent Maintenance. Urgent Maintenance shall refer to efforts to correct hosting conditions which are likely to cause an Outage and which require immediate correction. Urgent Maintenance, while being conducted, may degrade the quality of the Performance Managed Hosting services provided, and which may include an Outage. An outage related to Urgent Maintenance shall be deemed an Outage for purposes of determining whether the Performance Service is Operational. Qwest may undertake Urgent Maintenance at any time deemed necessary. Qwest shall provide notice of Urgent Maintenance to Customer as soon as is commercially practicable under the circumstances.

9	© 2002 Qwest Communications Corporation.
CONFIDENTIAL